UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 29, 2024

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2024, Verde Resources, Inc. (the “Company”), through its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”), a company incorporated in the State of Missouri, entered into a consulting services agreement (the “Agreement”) to engage AUM Media Inc (“AUM”), a company incorporated in the State of Delaware, as a Capital Markets, Investor Relations and Media Relations Advisor to provide advice to the Company on its preparations for an equity raise and the planned uplisting to NASDAQ.

Pursuant to terms of the Agreement, the services will be provided by AUM on an annual contract basis and the agreement will continue for 12 months unless it is terminated in accordance with the termination terms under the Agreement. VRI agreed to pay a fixed monthly discounted fee of $6,000 per month, payable in advance on the first day of each month. In addition, the Company shall issue shares equivalent to 0.75% of the Company’s total shares outstanding to AUM or any affiliate to be designated by AUM. The share issuance will occur as follows: 50% of the 0.75% of the Company’s total shares outstanding will be issued upon the signing of the Agreement, with the remaining shares to be issued within three days following the Company's listing on the NASDAQ.

The Company will issue 4,656,550 shares of the Company’s restricted common stock to AUM or any affiliate to be designated by AUM as of November 29, 2024. The remaining 4,656,550 shares of the Company’s restricted common stock will be issued within three days following the Company's listing on the NASDAQ.

The description of the terms of the Agreement is qualified by reference to the complete copy of such Agreement which is filed as an exhibit to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Agreement described in item 1.01 above, the Company will issue a total of 4,656,550 shares of the Company’s restricted common stock. The shares were not registered in reliance on exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b). The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or conterminous public offerings of the securities by the Company; and (d) the negotiations for the sale of the stock took place directly between the offeree and the Company. No underwriters or agents were used in this transaction and no commissions or finder’s fees were paid.

Item 9.01 Financial Statements and Exhibits

The Consulting Services Agreement is attached hereto as Exhibit 10.1.

10.1	Consulting Services Agreement between Verde Renewables, Inc and AUM Media Inc dated as of November 29, 2024

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date: December 5, 2024

3